                                                                     Exhibit 3.3


                             AMENDED AND RESTATED
                                CODE OF BYLAWS
                                      OF
                        GALYAN'S TRADING COMPANY, INC.

                                   ARTICLE 1
                 Identification, Records, Seal and Fiscal Year
                 ---------------------------------------------

     Section 1.01. Name. The name of the Corporation is GALYAN'S TRADING
                   ----
COMPANY, INC. (the "Corporation").

     Section 1.02. Place of Keeping Corporate Books and Records. The Corporation
                   --------------------------------------------

shall keep at its principal office a copy of (a) its Articles of Incorporation and all amendments thereto currently in effect (the "Articles"), (b) its Code of Bylaws and all amendments thereto currently in effect (the "Bylaws"), (c) resolutions adopted by the Board of Directors (the "Board") with respect to one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to these resolutions are outstanding, (d) minutes of all meetings of the shareholders of the Corporation (the "Shareholders") and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (a) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three years; (f) a list of the names and business addresses of the current directors of the Corporation (the "Directors") and the current officers of the Corporation (the "Officers"); and (g) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal offices, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in these Bylaws, (a) minutes of all meetings of the Board and of each committee, and records of all actions taken by the Board and by each committee without a meeting; (b) Shareholders Minutes; (c) appropriate accounting records of the Corporation, and (d) a record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of shares, stating the number and class of shares held by each Shareholder. All of the records of the Corporation described in this Section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

     Section 1.03. Seal. The Board may designate the design and cause the
                   ----
Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the corporate seal from any document does not affect in any way the validity or effect of such document.

     Section 1.04. Fiscal Year. The fiscal year of the Corporation shall end at
                   -----------
such time as the Board shall determine. In the event the Board shall not make such a determination, the fiscal year of the Corporation shall be the fiscal year adopted in the first federal income tax return of the Corporation.

                                   ARTICLE 2
                                    Shares
                                    ------

          Section 2.01.  Certificates for Shares.  Each holder of the shares of
                         ------------------------
the Corporation shall be entitled to a certificate in such form as the Board may prescribe from time to time. However, unless the Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholders a written statement of the information required on certificates by the Indiana Business Corporation Law, as amended from time to time (the "Act"), and the information required by the Indiana Uniform Commercial Code, as in effect from time to time. A holder of such shares may request that a certificate be provided to him by giving notice to the Secretary of the Corporation. The certificate shall be provided in the form prescribed by the Board.

          Section 2.02.  Transfer of Shares.  The Shares of the Corporation
                         -------------------
shall be transferable only on the books of the corporation upon delivery to the Corporation of the certificate(s) representing the same or, in the case of shares without certificates, an instrument of assignment in respect of the shares being transferred, in form and substance satisfactory to the Corporation, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness or guaranteed by a bank or registered securities broker or dealer. The requirement for such witnessing may be waived in writing upon the form of endorsement by the Chief Executive Officer of the Corporation. Within a reasonable time after the transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required by Section 2.01 of these Bylaws.

          Section 2.03.  Lost, Stolen or Destroyed Certificates.  The
                         ---------------------------------------
Corporation may issue a new certificate for shares in the place of any certificate therefor issued and alleged to have been lost, stolen or destroyed, but the Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is not imprudent to do so.

          Section 2.04.  Issue and Consideration for Shares.  The Board may
                         -----------------------------------
authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. If shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized to be so issued with or before the notice of the next Shareholders' meeting. The adequacy of the consideration is to be determined by the Board, and that determination is conclusive insofar as the adequacy of the shares relates to whether the shares are validly issued, fully paid, and nonassessable. Once the corporation receives the consideration for which the Board authorized the issuance of the shares, the shares are fully paid and nonassessable.

                                   ARTICLE 3
                           Meetings of Shareholders
                           ------------------------

          Section 3.01.  Place of Meetings.  All meetings of Shareholders shall
                         ------------------
be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

          Section 3.02.  Annual Meeting.  Unless otherwise determined by the
                         ---------------
Board, the annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 2:00 p.m. on the second Monday in May of each year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold an Annual Meeting at the designated time does not affect the validity of any corporate action.

          Section 3.03.  Special Meetings.  Special meetings, for any purpose or
                         -----------------
purposes (unless otherwise prescribed by law), may be called by the Board or the Chief Executive Officer, and shall be called by the Chief Executive Officer at
(a) the request in writing of a majority of the Board, or (b) at the written demand, delivered to the Secretary, of Shareholders holding of record not less than 25% of the voting power of all the shares of the Corporation issued and outstanding and entitled by the Articles to vote on the business proposed to be transacted thereat. All requests or demands for special meetings shall state the purpose or purposes thereof, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.

          Section 3.04.  Record Date.  The Board may fix a record date, not
                         ------------
exceeding seventy (70) days prior to the date of any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board fixing a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting. A new record date must be fixed if a meeting of Shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting.

          Section 3.05.  Notice of Meetings.  A written or printed notice,
                         -------------------
stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Act, the Articles or these Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each Shareholder at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of the meeting. Notice of any special meeting called at the written demand of Shareholders shall be delivered or mailed within sixty (60) days of the Secretary's receipt of such demand.

          Section 3.06.  Waiver of Notice.  Notice of any annual or special
                         -----------------
meeting may be waived in writing by any Shareholder, before or after the date and time of the meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at any meeting in person or by proxy shall constitute a waiver of (a) notice of such meeting, unless the Shareholder at the beginning of the meeting objects to the holding of or the transaction of business at the meeting, and (b) consideration at such meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

          Section 3.07.  Proxies.  A Shareholder entitled to vote at any
                         --------
meeting may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. For purposes of this Section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a Shareholder shall be deemed "executed in writing by the Shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No proxy shall be valid after eleven months from the date of its execution unless a longer or shorter time is expressly provided therein. An appointment of a proxy is revocable by a Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          Section 3.08.  Quorum.  At any meeting of Shareholders, the holders
                         -------
of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business at the meeting, unless a greater number is required by law, the Articles or these Bylaws. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, unless the date of the adjourned meeting requires that the Board fix a new record date therefore, in which case notice of the adjourned meeting shall be given. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

          Section 3.09.  Shareholder List.  The Secretary shall prepare before
                         -----------------
each meeting of Shareholders a complete list of the Shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each Shareholder (the "Shareholder List"). Beginning five business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the principal office or at a place identified in the meeting notice as the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting, on written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder's purpose, and if the Shareholder List is directly connected with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

          Section 3.10.  Meeting by Telephone, etc.  Any or all of the
                         --------------------------
Shareholders may participate in a meeting by or through the use of any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A

Shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

          Section 3.11.  Action Without a Meeting.  Any action required or
                         -------------------------
permitted to be taken at any meeting of the Shareholders may be taken without a meeting if the action is taken by all the Shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section is effective when the last Shareholder signs a written consent, unless the consent specifies a different prior or subsequent effective date.

                                   ARTICLE 4
                              Board of Directors
                              ------------------

          Section 4.01.  Duties and Number.  The business and affairs of the
                         ------------------
Corporation shall be managed under the direction of a Board of nine (9) Directors until such number of Directors is altered by resolutions duly adopted by the Board.

          Section 4.02.  Election, Term of Office and Qualification.  Directors
                         -------------------------------------------
shall be elected at each annual meeting by the Shareholders entitled by the Articles to elect Directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be residents of the State of Indiana or Shareholders of the Corporation. No decrease in the number of Directors at any time provided for by these Bylaws shall have the effect of shortening the term of any incumbent Director.

          Section 4.03.  Powers of Directors.  The Board shall exercise all the
                         --------------------
powers of the Corporation, subject to the restrictions imposed by law, the Articles, or these Bylaws.

          Section 4.04.  Annual Meeting.  Unless otherwise determined by the
                         ---------------
Chief Executive Officer or the Board, the Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board.

          Section 4.05.  Regular Board Meetings.  The Board shall hold regular
                         -----------------------
meetings (at least once per fiscal quarter) at such time and place, either within or without the State of Indiana, as shall be determined by the Board, and, after the place and time of regular meetings have been determined, regular meetings may be held without call and without notice.

          Section 4.06.  Special Board Meeting.  Special meetings of the Board
                         ----------------------
may be called at any time or from time to time, and shall be called on the written request of a Director or the Chief Executive Officer, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication at least two days' notice of the date, time and place of such meeting. Special meetings shall be held at the principal office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof. A

Director may waive notice of any special meeting of the Board before or after the date and time stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a special meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          Section 4.07.  Meeting by Telephone, etc.  Any or all of the members
                         --------------------------
of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee, or conduct a meeting through the use of any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

          Section 4.08.  Quorum.  A quorum for any meeting of the Board shall
                         -------
require the presence of at least seven members of the Board and, at any time that there is a designee of The Limited, Inc. on the Board, at least one of such seven members shall be a designee of The Limited, Inc. The affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be required for valid action by the Board, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

          Section 4.09.  Action without Meeting.  Any action required or
                         -----------------------
permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or of such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each member of the Board or of the committee, and the writing or writings are to be filed with the minutes of proceedings of the Board. Action taken under this Section is effective when the last member of the Board or of the committee signs a written consent, unless the consent specifies a different prior or subsequent effective date. All directors shall be given prompt notice of any resolution, action or decision taken or adopted by written consent.

          Section 4.10.  Resignations.  Any Director may resign at any time by
                         -------------
delivering written notice to the Board, its Chairman, the Chief Executive Officer, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If the resignation specifies a later effective date, the Board may fill the pending vacancy before the effective date, but the new Director may not take office until the vacancy occurs.

          Section 4.11.  Removal.  Any Director may be removed, with or without
                         --------
cause, at any meeting of the Shareholders by the affirmative vote of a majority in number of shares of the Shareholders of record present in person or by proxy and entitled to vote for the election of Directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of the holders of a majority of the outstanding shares present and entitled to vote for the election of Directors.

          Section 4.12.  Vacancies.  If a vacancy occurs on the Board,
                         ----------
including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy. Each

Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the directorship to which he has been elected, or until his earlier removal, resignation, death, or other incapacity.

          Section 4.13.  Compensation of Directors.  The Board is empowered and
                         --------------------------
authorized to fix and determine reasonable and customary compensation of Directors for attendance at meetings of the Board and additional compensation for such additional services any of such Directors may perform for the Corporation; provided that, except as contemplated by the Transaction Agreement
             --------
dated as of May 3, 1999 among the Corporation, FS Equity Partners IV, L.P. and The Limited, Inc., any Director who is an employee of the Corporation or an affiliate of either FS Equity Partners IV, L.P. or The Limited, Inc. shall not be compensated (including through the issuance of warrants or options) for fulfilling his or her duties (other than the reimbursement of out-of-pocket expenses) unless otherwise agreed by the affirmative vote of a majority of the members of the Board, including, so long as FS Equity Partners IV, L.P. and The Limited, Inc. have a designee on the Board, one designee of each such entity.

          Section 4.14.  Interest of Directors in Contracts.  Any contract or
                         -----------------------------------
other transaction between the Corporation and (a) any Director, or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (1) in which any Director has a material financial interest or is a general partner, or
(2) of which any Director is a director, officer or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board, a committee with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board, such committee, or such Shareholders authorized, approved, or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

                    (a) By the Board or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; or

                    (b) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted.

This Section shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

                                   ARTICLE 5
                                  Committees
                                  ----------
                           of the Board of Directors
                           -------------------------

          Section 5.01.  Creation of Committees.  The Board may create one (1)
                         -----------------------
or more committees and appoint members of the Board to serve on them; provided that, for so long as The Limited, Inc. has a designee on the Board, at least one member of the committee must be designated by The Limited, Inc. Each committee may have one (1) or more members, who serve at the pleasure of the Board. The creation of a committee and appointment of members to it must be approved by the greater of: (a) a majority of all the Directors in office when the action is taken; or (b) the number of Directors required by the Articles or these Bylaws to take action under the Act, as amended from time to time.

          Section 5.02.  Powers of the Committees.  To the extent specified by
                         -------------------------
the Board, each committee may exercise the authority of the Board. A committee may not, however (a) authorize distributions, except a committee (or an executive officer of the Corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board; (b) approve or propose to Shareholders action that the Act requires to be approved by Shareholders; (c) fill vacancies on the Board or on any of its committees; (d) except to the extent permitted by Subsection (g) of this Section 5.02, amend the Articles; (e) adopt, amend, or repeal these Bylaws; (f) approve a plan of merger not requiring Shareholder approval; or (g) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize a committee (or an executive officer designated by the Board) to take the action described in this Subsection (g) within limits prescribed by the Board.

          Section 5.03.  Meetings; Procedure; Quorum.  Sections 4.05 through
                         ----------------------------
4.09 of these Bylaws dealing with meetings, action without a meeting, notice and waiver of notice, and quorum and voting requirements of the Board apply to the committees and their members as well.

                                   ARTICLE 6
                                   Officers
                                   --------

          Section 6.01.  Number.  The Officers of the Corporation shall
                         -------
consist of the Chief Executive Officer, the President, one (1) or more Vice-Presidents (if any), the Secretary, the Treasurer, and such other officers as may be chosen by the Board at such time and in such manner and for such terms as the Board may prescribe. Any two (2) or more offices may be held by the same person.

          Section 6.02.  Election and Term of Office.  The Officers shall be
                         ----------------------------
chosen by the Board or by an Officer duly elected or appointed and duly authorized by the Board. Each Officer shall hold office until his successor is chosen and qualified, until his death, until he shall have resigned, or until he shall have been removed pursuant to Section 6.04 of these Bylaws.

          Section 6.03.  Resignations.  Any Officer may resign at any time by
                         -------------
delivering written notice to the Board, its Chairman, the Chief Executive Officer, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

          Section 6.04.  Removal.  Any Officer may be removed either with or
                         -------
without cause, at anytime, by the vote of a majority of the actual number of Directors elected and qualified from time to time, or by the Officer who appointed that Officer.

          Section 6.05.  Vacancies.  Whenever any vacancy shall occur in any
                         ----------
office, the same shall be filled by the Board, the Chief Executive Officer, or by an Officer duly appointed by the Board, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

          Section 6.06.  Chief Executive Officer.  Subject to the general
                         -----------------------
control of the Board, the Chief Executive Officer shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a corporation. He shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and shall exercise and perform such other powers and duties as these Bylaws or the Board may prescribe. The Chief Executive Officer shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and these Bylaws.

          Section 6.07.  President.  The President shall exercise and perform
                         ---------
all powers of, and perform duties incumbent upon, the Chief Executive Officer during his absence or disability, shall discharge all the usual functions of a chief operating officer and shall exercise and perform such other powers and duties as these Bylaws, the Board or the Chief Executive Officer may describe.

          Section 6.08.  Vice-President.  The Vice-Presidents, in the order
                         ---------------
designated by the Chief Executive Officer or the Board, shall exercise and perform all powers of, and perform duties incumbent upon, the President during his absence or disability and shall exercise and perform such other powers and duties as these Bylaws, the Board, the Chief Executive Officer or the President may prescribe.

          Section 6.09.  Secretary.  The Secretary shall attend all meetings
                         ----------
of the Shareholders and of the Board, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees created by the Board. He shall authenticate the records of the Corporation when necessary and shall exercise and perform such other powers and duties as these Bylaws, the Board, the Chief Executive Officer or the President may prescribe. He shall give all notices of the Corporation and, in case of his absence, negligence, or refusal so to do, any notice may be given by a person so directed by the Chief Executive Officer or by the requisite number of Directors or Shareholders upon whose request the meeting is called as provided by these Bylaws.

          Section 6.10.  Treasurer.  The Treasurer shall keep correct and
                         ----------
complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board, or whenever requested thereby, a statement of the financial condition of the Corporation, and shall exercise and perform such other powers and duties as these Bylaws, the Board, the Chief Executive Officer or the President may prescribe. The Treasurer may be required to furnish a bond in such amount as shall be determined by the Board.

          Section 6.11.  Assistant Officers.  The Board or an Officer duly
                         -------------------
appointed by the Board may from time to time designate assistant Officers who shall exercise and perform such powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these Bylaws, the Board, the Chief Executive Officer or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

          Section 6.12.  Delegation of Authority.  In case of the absence of any
                         ------------------------
Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being.

                                   ARTICLE 7
                   Negotiable Instruments, Deeds, Contracts,
                   -----------------------------------------
                           Stock and Indemnification
                           -------------------------

          Section 7.01.  Execution of Negotiable Instruments.  All checks,
                         ------------------------------------
drafts, bills of exchange and orders for the payment of money by the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by the Chief Executive Officer, the President, any Vice-President, or by any other Officer so authorized by the Board, acting by resolution. The Board may designate any other employee or employees of the Corporation, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

          Section 7.02.  Execution of Deeds, Contracts, Etc.  All deeds, notes,
                         -----------------------------------
bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, the President, a Vice-President or by any other Officer so authorized by the Board, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

          Section 7.03.  Ordinary Contracts and Agreements.  All written
                         ----------------------------------
contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer or by any other employee of the Corporation designated by the Chief Executive Officer to execute such contracts and agreements.

          Section 7.04.  Endorsement of Certificates for Shares.  Unless
                         ---------------------------------------
otherwise directed by the Board, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, the President or a Vice-President, and the Secretary, when necessary or required, shall attest such endorsement.

          Section 7.05.  Voting of Shares Owned by Corporation.  Unless
                         --------------------------------------
otherwise directed by the Board, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the Chief Executive Officer of the Corporation, or in his absence by the President of the Corporation. Whenever, in the judgment of the Chief Executive Officer, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer or the President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

          Section 7.06.  Indemnification.  The Corporation shall indemnify its
                         ----------------
past, present and future officers, directors, employees and agents to the full extent permitted by the Act. The Corporation may purchase and maintain a policy of directors and officers liability insurance in such amount and subject to such conditions as the Board of Directors approves by resolution.

                                   ARTICLE 8
                       Disallowed Compensation Expenses
                       --------------------------------

          Any payments made to a Director or Officer of the Corporation to compensate him for services rendered which shall be disallowed in whole or in part as a deductible expense for Federal income tax purposes shall be reimbursed to the Corporation by such person to the full extent of such disallowance, together with interest thereon at the rate then in effect for interest on Federal income tax deficiencies from the date of payment to the date of reimbursement, within sixty (60) days of notice to such person by the Board of Directors. Such notice shall be promptly given upon a determination, as defined in Section 1313(a) of the Internal Revenue Code of 1986 (as now in effect and hereafter amended), that such payment shall be disallowed in whole or in part as deductible expense for Federal income tax purposes. It shall be the duty of the Board of Directors to enforce payment by such person of each such amount disallowed. In lieu of payment by such person, subject to the approval of the Board of Directors, proportionate amounts may be withheld from such person's future compensation payments until the full amount owed to the Corporation has been recovered. Reimbursement of such disallowed expenses shall constitute a condition of election to any office or directorship of the Corporation.

                                   ARTICLE 9
                                  Amendments
                                  ----------

          Section 9.01.  Amendment of Bylaws.  The power to make, alter, amend
                         --------------------
or repeal these Bylaws is vested in the Board, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of these Bylaws; provided that such amendment shall not violate Section 5.1(e) of the Stockholders Agreement dated as of August 31, 1999 among the Corporation, FS Equity Partners IV, L.P. and The Limited, Inc. so long as such agreement remains in effect.